                                                                   EXHIBIT 10.85

                                   CONTRACT

                                      for

                             SPUTTER ROLL COATERS

                                    between

                          SOUTHWALL TECHNOLOGIES INC.
                             1029 Corporation Way
                              Palo Alto, CA 94303
                                      USA

                       Herein referred to as the "Buyer"

                                      and







                      herein referred to as the "Seller"

                  CONTRACT NO:   C9871SGE

                  DATE:          April 29 1996

This Contract ("Contract") dated as of April 29 1996, is made by and between Southwall Technologies Inc. (herein referred to as the "Buyer") and ("Seller").

WHEREAS, Buyer desires to acquire two sputter roll coaters from Seller which Buyer intends to combine with Buyer's technology.

NOW, THEREFORE, the parties hereto agree as follows:

1.     SCOPE OF CONTRACT

1.1 Subject to the terms and conditions of this Contract, the Buyer agrees to buy from the Seller, and the Seller agrees to sell to the Buyer, one Sputter Roll Coater (hereinafter referred to as the "Coater") conforming to the specification titled "Sputtering Roll Coater" attached hereto as Exhibit A (the "Specification") together with all documentation specified therein, together with an option to buy an identical machine (subject to common parts supplied with the first machine) within 12 months of the signing of this contract.

2.     PRICE

       The Contract Price of the Coaters as stipulated in Item 1.1 is US $2,812,000 (two million eight hundred twelve thousand US dollars) for the first machine and US $2,488,000 (two million four hundred eighty eight thousand US dollars) for the second machine provided the second machine is ordered within 12 months of the date of this contract. Details of the price are set forth on Exhibit D.

3.     TERMS OF PAYMENT

       The Contract Price for each machine shall be paid by Buyer as follows:

(i)    10% within 30 days following the execution of the Contract; and
(ii) 10% on commencement of assembly or 18th September 1996 whichever is earlier.
(iii) 70% upon the shipment of the Coater to USA following the date the Coater has passed the portion of _____________ Acceptance Test (as defined herein) applicable to the items manufactured or provided by Seller.

(iv) 10% after final acceptance in the buyers factory or 120 days following shipment whichever is earliest.

4. DELIVERY

Exhibit B hereto sets forth the production schedule for the first machine to be met by Seller with respect to actions required to be taken or items to be delivered by Seller (the "Sellers Production Schedule") and the production schedule to be met by Buyer with respect to actions required to be taken or items to be delivered by Buyer (the "Buyer's Production Schedule). Seller shall use its best efforts to meet the Seller's Production Schedule. The first Coater shall be available for the conducting of ____________ Acceptance Tests in ____________, not later than the date set forth in the Seller's Production Schedule. In the event that Seller fails to meet the Seller's Production Schedule, Seller shall pay to Buyer a late penalty equal to 1% of the Contract Price for each machine for each week of delay of each machine from the dates specified in the Seller's Production Schedule (prorated in the case of a delay of less than a week) up to an aggregate maximum of 5% of the Contract Price of the first machine. In the event that Seller fails to meet the Seller's Production Schedule as a result of the Buyer's failure to meet the Buyer's obligations, Seller shall be entitled to a delay of equal duration to such delay of Buyer without liability for any late penalty for such period. The Seller will promptly notify the Buyer of any such delays as and when they occur and of the resultant delays in the Seller's Production Schedule.

The delivery of the second machine will be 9 months from order but will be subject to confirmation. All other Terms of their Agreement shall apply to the second machine, but dates will be adjusted to reflect its order date.

5. ACCEPTANCE TESTS

Each Coater will be subjected to partial acceptance testing prior to shipment ______________ to USA and after installation at Southwall's facilities in USA. In the first case, Seller shall promptly notify Buyer when each Coater is ready for commencement of partial acceptance tests. As soon as practicable thereafter, Seller and the Buyer shall jointly conduct the acceptance tests specified in Exhibit C hereto, (the "Acceptance Tests"). If the Buyer determines that the Coater has not passed all of the Acceptance tests, Buyer shall so notify the Seller in writing and specify in reasonable detail the deficiencies and the basis for that determination. Seller shall as soon as possible after receipt of any notice of deficiency correct any such deficiency and notify Seller when the Coater is ready to be retested and the foregoing test procedure will be repeated. The ______________ Acceptance Tests" shall mean the Acceptance Tests conducted _____________ prior to shipment of the Coater to USA and the term "USA Acceptance Tests" shall mean the Acceptance Tests conducted at Southwall's facilities after the Coater is installed. The Coater shall not be deemed to have passed ___________ Acceptance Tests until the Buyer (i) is personally satisfied that the Coater has passed all of the criteria of all Acceptance Tests and (ii) Buyer has delivered to Seller a notice to that effect .

6. IMPORT LICENSE

Any import licence required for importation of the Coater into USA is the responsibility of the Buyer. In the event that Buyer fails to obtain such an import licence, and as a result the Seller is unable meet the Seller's Production Schedule, Seller shall not be required to pay any resultant penalties under Section 4 and Seller shall be entitled to payment of the entire Contract Price for the Coater pursuant to Section 3 notwithstanding the fact that the Coater has not been shipped, been installed, passed the Buyer's Acceptance Tests or been commissioned. Seller agrees to cooperate with Buyer's reasonable requests for information and documentation regarding Seller and the Coater in connection with Buyer's attempts to receive all necessary import licences and authorizations for the importation to USA. Seller shall be responsible for, and shall obtain at Seller's expense any export licences or other governmental approvals required for the export of the Coater.

7. IMPORT DUTIES

All import duty, local taxes etc., levied by the USA authorities on the Coater's arrival in USA shall be the responsibility of the Buyer.

8. WARRANTY

The Seller warrants that the Coater will conform to and operate in accordance with the Specifications and that all parts and components provided by Seller be free from defects in material and workmanship during the warranty period. Defects and deficiencies will be repaired and replaced free of charge during the warranty period. Parts replaced will become the property of the Seller. The warranty period will commence upon shipment of the Coater _______ expire upon the earlier of (i) 12 months from the date the Coater passes the Buyer's Acceptance Tests in USA or (ii) 15 months from the date the Coater passes _____ Acceptance Tests.

9. CHANGE ORDERS

In the event that, during the design or construction of the Coater, the Seller determines that it is necessary to make a change in construction or design which will change some aspect of the Specification forming part of this Contract, then the Seller will immediately notify the Buyer in writing of such a change, the reason for it, and the implications on performance, cost and shipment. The Buyer will respond promptly to such notices and, when agreed to in writing by both parties, any such changes will become an integral part of the Specification and this Contract. Any increase in cost as a result of such agreed upon changes shall be borne by the Seller and shall not increase the Contract Price specified in Section 2. Any decrease in cost as a result of such agreed upon changes shall reduce the Contract Price and all payments specified in Section 3 shall be adjusted accordingly.

In the event that, during the design, construction or assembly and completion of acceptance tests of the Coater, the Buyer determines that it is necessary to make a change in construction or design which will change some aspect of the Specification forming part of this Contract, then the Buyer will immediately notify the Seller in writing of such a change. The Seller will respond promptly to such notice with information on the implications on performance, cost and shipment time of such changes. When agreed to in writing by both parties, any such changes will become an integral part of the Specification and of this Contract. Any increase in cost as a result of such agreed upon changes shall be borne by the Buyer and shall increase the Contract Price and all payments specified in Section 3 shall be adjusted accordingly.

10.  ASSIGNMENT

The rights and obligations of the parties under this Contract may not be assigned or transferred, except (i) rights to payment of money may be assigned and (ii) this Contract and the rights and obligations hereunder may be assigned to an acquirer of all or substantially all the assets, business or stock of a party.

11.  TERM AND TERMINATION

11.1 If a party materially breaches a material provision of this Contract, the other party may terminate this Contract upon 30 days' written notice unless the breach is cured within the notice period. The failure of either Coater to pass any of the Acceptance Tests within 60 days of the commencement of the Acceptance Test shall be deemed a material breach of this Contract by Seller.

11.2 At any time prior to the shipment of either Coater, Buyer may cancel this Contract for any reason upon 30 days prior written notice; provided that Buyer pays to Seller a cancellation fee equal to the difference between (i) the product of the Contract Price multiplied by the Completion Percentage on the date of such notice, minus (ii) the amount of the Contract Price previously paid to Seller; provided, however, that if the amount in (ii) above is greater than the amount in (i) above, Seller shall refund to Buyer the amount of such excess within 30 days of such written notice and shall be entitled to no other cancellation fee. The Completion Percentage means that percentage which reflects the degree to which the design, construction and assembly of the Coater has been completed and shall be determined by the mutual agreement of the parties. Upon payment of the cancellation fee, Buyer shall own all right, title and interest in the Coaters and all parts and components thereof, whether or not assembled.

11.3 In the event of any termination of this Contract, Sections 8 and 11 through 14 shall survive, along with any cause of action for breach of this Contract prior to termination (except, that if pursuant to Section 11.2 the Buyer terminates this Agreement, Section 14.9 shall not survive termination).

11.4 Except as provided in Section 11.2, neither party shall incur any liability whatsoever for any damage, loss or expenses of any kind suffered or incurred by the other arising from or incident to any termination of this Contract (or any part thereof) by such party which complies with the terms of the Contract whether or not such party is aware of any such damage, loss or expenses.

11.5 Termination is not the sole remedy under this Contract and, whether or not termination is effected, all other remedies will remain available.

12.  INCIDENTAL AND CONSEQUENTIAL DAMAGES

NEITHER PARTY WILL BE LIABLE UNDER ANY CONTRACT, NEGLIGENCE, STRICT LIABILITY OR OTHER THEORY FOR ANY INCIDENTAL OR CONSEQUENTIAL DAMAGES WITH RESPECT TO ANY SUBJECT MATTER OF THIS CONTRACT, EXCEPT AS PROVIDED IN SECTION 4 HEREOF.

13.  INDEPENDENT CONTRACTORS

The parties are independent contractors and not partners, joint ventures or otherwise affiliated and neither has any right or authority to bind the other in any way.

14.  MISCELLANEOUS

14.1 Amendment and Waiver
     --------------------

     Except as otherwise expressly provided herein, any provision of this Contract may be amended and the observance of any provision of this Contract may be waived (either generally or any particular instance and either retroactively or prospectively) only with the written consent of the parties.

14.2 Governing Law and Legal Actions
     -------------------------------

     This Contract shall be governed by and construed under the laws of the State of California and the United States without regard to conflicts of laws provisions thereof, and without regard to the United Nations Convention on Contracts for the International Sale of Goods. Unless otherwise elected by Buyer in writing for a particular instance (which Buyer may do at its option), the sole jurisdiction and venue for actions related to the subject matter hereof shall be the California state and US federal courts having within their jurisdiction the location of Buyer's principal place of business. Both parties consent to the jurisdiction of such courts and agree that process may be served in the manner provided herein for giving of notices or otherwise as allowed by California or federal law. In any action or proceeding to enforce rights under this Contract, the prevailing party shall be entitled to recover costs and attorneys; fees.

14.3 Headings
     --------

     Headings and captions are for convenience only and are not to be used in the interpretation of this Contract.

14.4 Notices
     -------

     Notices under this Contract shall be sufficient only if personally delivered, delivered by a major commercial rapid delivery courier service or mailed by certified or registered mail, return receipt requested to a party at its addresses set forth in the signature block below or as amended by notice pursuant to this subsection. If not received sooner, notice by mail shall be deemed received 5 days after deposit in the US and __________

14.5 Risk of Loss
     ------------

     Upon shipment from Seller's factory __________ all risk of loss and damage to the Coaters shall pass immediately to Buyer. Title to the Coaters shall pass upon payment in full of the Contract price.

14.6 Arbitration
     -----------

     Except that either party may seek equitable or similar relief from a court, any dispute, controversy or claim arising out of or in relation to this Contract or at law, or the breach, termination or invalidity thereof, that cannot be settled amicably by agreement of the parties hereto, shall be finally settled by arbitration in accordance with the arbitration rules of the International Chamber of Commerce ("ICC"), Paris, then in force by one or more arbitrators appointed in accordance with said rules; provided, however, that arbitration proceedings may not be instituted until the party alleging breach of this Contract by the other party has given the other party not less than sixty (60 days) to remedy any alleged breach and the other party has failed to do so. The appointing authority shall be the ICC Court of Arbitration. The place of arbitration shall be New york City. All documents and agreements relative to any such dispute shall be read, interpreted and construed from the __________ versions thereof. The award rendered shall be final and binding upon both parties. Judgement upon the award may be entered in any court having jurisdiction, or application may be made to such court for judicial acceptance of the award and/or an order of enforcement as the case may be.

14.7 Insurance and Indemnity
     -----------------------

     Each party hereto shall effect at its own expense accident insurance for those of its personnel sent to the other party pursuant to this Contract and shall indemnify the other party for any and all damages and claims resulting from personal injury or deal of its own personnel. Each party hereto shall also obtain insurance at its own expense covering personal injury, death or property damage to it or to any third party that may result from the work or services of personnel of the other party sent to its plant under this Contract and shall indemnify the other party for all such damages and claims. An indemnifying party's obligations shall be conditioned upon (i) prompt notification of any claim or threat and (ii) such party having the option to control any defence and settlement. If the indemnifying party does not control defence or settlement, any settlements shall be subject to its approval, which approval shall not be unreasonable withheld. The foregoing indemnities shall not be unreasonably withheld. The foregoing indemnities shall not apply to injury, death or damage caused by the gross negligence or wilful misconduct of the party seeking to be indemnified.

14.8  Licence Fees
      ------------

      This is an agreement regarding the supply of two Coaters and no licences of any sort are granted hereunder expressly or by implication except that Buyer and its successors may use, repair, rebuild, obtain replacement parts for, and take all other actions necessary or appropriate to operating or maintaining the Coaters (or have others perform the foregoing.) In the event that any third party is entitled to receive a licence fee with respect to a component or technology supplied by the Seller, Seller shall be responsible for any fees payable to such a third party. Buyer shall not be responsible for any infringement or unauthorized use with regard to any patent, utility model, trademark, design, copyright or any other industrial property right, whether in________________or any other place in respect of any component or technology supplied by the Seller. Nothing herein contained shall be construed to be a transfer of any patent, utility model, trademark, design, copyright or any other industrial property right covering the goods, and all such rights are expressly reserved to the true and lawful owners thereof. In case any dispute or claim arises in connection with the above right or rights, Buyer may cancel at its discretion any remaining shipment under this contract, if any, and in any case shall be free from any liability arising therefrom, and Seller shall be responsible for any and all loss or damage caused thereby.

14.9  Payment Advance Guarantee
      -------------------------

      To secure the payments made by Buyer to Seller, at all times until the Coaters have been shipped, Seller shall furnish Buyer with a bank guarantee in the amount of the aggregate payment actually made by Buyer hereunder from a bank, reasonably acceptable to Buyer, which will permit Buyer to receive on demand an amount equal to any amount (without interest) which is determined to be owing by Seller to Buyer as a result of any breach or non-performance by Seller of the provisions of this Contract.

14.10 Spare Parts
      -----------

      A certified Parts List will be supplied by Seller after the design stage of the Contract to enable the Buyer to ascertain which parts are available locally and which may be purchased from Seller. The price of spare parts available from Seller will be determined by Buyer and Seller if and when Buyer elects to purchase any spare parts.

14.11 Force Majeure
      -------------

      Neither party hereto shall be responsible for any failure to perform its obligations under this Agreement (other than obligations to pay money) if such failure is caused by acts of God, war, strikes, revolutions, lack or failure of transportation facilities, laws or governmental regulations or other causes which are beyond the reasonable control of such party. Obligations hereunder, however, shall in no event be excused but shall be suspended only until the cessation of any cause of such failure. In the event that such force majeure should obstruct performance of this Agreement for more than six (6) months, the parties hereto shall consult with each other to determine whether this Agreement should be modified. The party facing any event of force majeure shall use its best endeavors in order to remedy that situation as well as to minimize its effects. A case of force majeure shall be notified to the other party by telex or telefax within five (5) days after its occurrence and shall be confirmed by a letter.


IN WITNESS WHEREOF, the undersigned have executed this Contract as of the date first set forth above.

SOUTHWALL TECHNOLOGIES INC.


By /s/ R. L. Cormia            By
   ----------------               -----------------
Robert L. Cormia
Senior Vice President
Technology

                                                                       EXHIBIT B




 ID     Task Name                       Duration         Start        Finish
-----------------------------------------------------------------------------
  1
  2     Pre Design Order                      0d        12/04/96     12/04/96
  3     Contract Order                        0d        20/04/96     29/04/96
  4
  5     Design                               80d        15/04/96     18/08/96
  6       Schematics                          7w        15/04/96     31/05/96
  7       Layout Drawings                     7w        15/04/96     31/05/96
  8       Cathode Design                     38d        17/04/96     07/08/96
  9         Visit                             1d        17/04/96     17/04/96
 10         Design Layout                     4d        18/04/96     23/04/96
 11         Design Review                     2d        23/04/96     24/04/96
 12         Southwall visit                   2d        25/04/96     26/04/95
 13         Design Review                     1w        13/05/96     17/05/96
 14         Design Review                     1w        03/06/96     07/06/96
 15       Define Long Lead Items              0d        17/05/96     17/05/96
 16       Detail Drawings                    80d        15/04/96     18/08/96
 17         Start                             0d        15/04/96     15/04/96
 18         Complete                          0d        16/08/96     16/08/96
 19
 20


                                                                       EXHIBIT B




 ID     Task Name                       Duration         Start        Finish
-----------------------------------------------------------------------------
 21     Manufacture                         284d        22/04/96     29/05/97
 22       Purchase components                90d        22/04/96     23/08/96
 23       Order Long Lead Items               2w        22/04/96     03/05/96
 24       Detail Manufacturer               277d        01/06/96     29/05/97
 25         Face plate                       60d        01/06/96     20/08/96
 26           Material                        8w        01/05/96     25/08/96
 27           Fabrication                     8w        26/06/96     20/08/96
 28         Vessel                          100d        01/05/96     17/09/96
 29           Material                        8w        01/05/96     25/06/96
 30           Fabrication                     8w        26/06/96     20/08/96
 31           Polish/mte.                     4w        21/08/96     17/09/96
 32         Assembly Mte. No 1               75d        18/08/96     07/01/97
 33           Vessel                          3w        18/09/96     08/10/96
 34           Mechanism End                   0w        09/10/96     10/12/96
 35           Source End                      8w        09/10/96     03/12/96
 36           Cathode Deliver                 0d        10/12/96     10/12/96
 37           Cathode Assy                    3w        11/12/96     07/01/97
 38           Pumping Group                   8w        09/10/96     03/12/96
 39           Services                        7w        13/11/96     07/01/97
 40           Electrics                       8w        20/11/96     07/01/97


                                                                       EXHIBIT B




 ID     Task Name                       Duration         Start        Finish
-----------------------------------------------------------------------------

 41          Test                             8w        08/01/97     04/03/97
 42          Strip & Package                  3w        05/03/97     25/03/97
 43          Ship to Oakland                  4w        26/03/97     22/04/97
 44          Deliver to Site                  1w        23/04/97     28/04/97
 45          Install                          2w        30/04/97     13/05/97
 46          Commission                       2w        14/05/97     27/05/97
 47          Customer Acceptance              2d        26/05/97     28/05/97

                                    Page 3

                                   EXHIBIT C

                      ACCEPTANCE TEST CRITERIA FOR STAR 1

1.0 INTRODUCTION

Comprehensive acceptance tests will be agreed between the buyer and the seller to assure that the equipment meets the specifications set out in exhibit A.

2.0 CRITERIA

        2.1  VACUUM

             Ultimate pressure.
             Time to base pressure.
             Leak rate.
             Polycold operation.
             Gauging.
             Gas load.

        2.2  WINDING

             Thin and thick substrate.
             Tension ratios.
             Speeds.
             Modes.
             Rewind arm function.

        2.3  DRUM CHILLER

             Temperature requirements.
             Chiller operation.

        2.4  MECHANISM

             Mechanical end.
             Cathode door movement.
             Minichamber to drum, extraction,...
             Lighting.
             Fit cathodes and PEM sensors.

2.5  CONTROL SYSTEM

     Speed.
     Mimics.
     Handshakes.

2.6  GAS CONTROL SYSTEM

     MFC operation.

                                   EXHIBIT D


PRICE BREAKDOWN
                                        MACHINE 1           MACHINE 2
ONE 1170 mm WIDE SPUTTER ROLL
COATING MACHINE INCLUDING               $2,688,000          $2,414,000
INSTALLATION AND COMMISSIONING

PACKING AND CARRIAGE TO US PORT            $74,000             $74,000

SPARE PARTS                                $50,000               -

TOTAL MACHINE PRICE                     $2,812,000          $2,488,000